Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
The subsidiaries below are owned by Forest City Realty Trust, Inc. except where a subsidiary's name is indented, in which case that subsidiary is owned by the next proceeding subsidiary whose name is not so indented. Names of certain subsidiaries have been omitted. These excluded subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.

Name of Subsidiary	State of Incorporation/Organization
Forest City Enterprises, L.P.	Delaware
Forest City Properties, LLC	Ohio
Forest City Commercial Group, LLC	Ohio
Forest City University Park, LLC	Delaware
FC HCN University Park, LLC	Delaware
F.C. Pavilion, L.L.C.	Delaware
FC Skokie, LLC	Delaware
One SF LLC	Ohio
Forest City Commercial Holdings, LLC	New York
Forest City East Coast, LLC	New York
Forest City Ratner Companies, LLC	New York
F.C. Member, Inc.	New York
Forest City Master Associates III, LLC	New York
Forest City Myrtle Mezzanine, LLC	New York
Forest City Myrtle Associates, LLC	New York
FC Yonkers Associates, LLC	New York
Forest City NY Group, LLC	New York
FC 42 Hotel Member LLC	New York
Forest City Pierrepont, LLC	New York
Forest City Pierrepont Associates	New York
F.C. Temecula, LLC	California
FC QIC Promenade in Temecula JV, LLC	Delaware
Forest City Residential Group, LLC	Ohio
FC Cherry Tree SPE, LLC	Delaware
FC Chestnut Lake SPE, LLC	Delaware
FC Stratford Crossing, LLC	Ohio
Forest City Residential Management, LLC	Ohio
Forest City Sustainable Resources, LLC	Ohio
Forest City, TRS	Delaware
FC Basketball, Inc.	New York
Forest City Sports, LLC	New York
FCR Sports, LLC	New York
Nets Sports and Entertainment, LLC	Delaware
Brooklyn Arena, LLC	Delaware
Brooklyn Arena Holding Company, LLC	Delaware
Brooklyn Events Center, LLC	Delaware
Forest City Loan, LLC	Delaware
Silva Urbs 1 C.V.	Netherlands
FC NL 2 C.V.	Netherlands
Cooperatie FC Co-op NL U.A.	Netherlands
Forest City Brasil Empreendimentos Ltda.	Brazil
Forest City Stapleton Land, LLC	Colorado
Stapleton Land, LLC	Colorado
FC Stapleton II, LLC	Colorado
FC Vegas 20, LLC	Nevada
FC/LW Vegas, LLC	Delaware